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                                   EXHIBIT 12
                     WELLS FARGO & COMPANY AND SUBSIDIARIES
               COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES

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
                                                                                             Year ended December 31,
                                                        -----------------------------------------------------------
(in millions)                                              1993         1992         1991         1990         1989
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
Earnings, including interest on deposits (1):
   Income before income tax expense                      $1,038       $  500       $   54       $1,196       $1,001
   Fixed charges                                          1,157        1,505        2,504        2,784        2,759
                                                         ------       ------       ------       ------       ------
                                                         $2,195       $2,005       $2,558       $3,980       $3,760
                                                         ======       ======       ======       ======       ======

Fixed charges (1):
   Interest expense                                      $1,104       $1,454       $2,452       $2,737       $2,712
   Estimated interest component of net rental expense        53           51           52           47           47
                                                         ------       ------       ------       ------       ------
                                                         $1,157       $1,505       $2,504       $2,784       $2,759
                                                         ======       ======       ======       ======       ======

Ratio of earnings to fixed charges (2)                     1.90         1.33         1.02         1.43         1.36
                                                         ======       ======       ======       ======       ======

Earnings, excluding interest on deposits:
   Income before income tax expense                      $1,038       $  500       $   54       $1,196       $1,001
   Fixed charges                                            294          320          539          839          949
                                                         ------       ------       ------       ------       ------
                                                         $1,332       $  820       $  593       $2,035       $1,950
                                                         ======       ======       ======       ======       ======

Fixed charges:
   Interest expense                                      $1,104       $1,454       $2,452       $2,737       $2,712
   Less interest on deposits                               (863)      (1,185)      (1,965)      (1,945)      (1,810)
   Estimated interest component of net rental expense        53           51           52           47           47
                                                         ------       ------       ------       ------       ------
                                                         $  294       $  320       $  539       $  839       $  949
                                                         ======       ======       ======       ======       ======

Ratio of earnings to fixed charges                         4.53         2.56         1.10         2.42         2.05
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
(1) As defined in Item 503(d) of Regulation S-K.
(2) These computations are included herein in compliance with Securities and Exchange Commission regulations. However, management believes that fixed charge ratios are not meaningful measures for the business of the Company because of two factors. First, even if there were no change in net income, the ratios would decline with an increase in the proportion of income which is tax-exempt or, conversely, they would increase with a decrease in the
    proportion of income which is tax-exempt.   Second, even if there were no
    change in net income, the ratios would decline if interest income and interest expense increase by the same amount due to an increase in the level of interest rates or, conversely, they would increase if interest income and interest expense decrease by the same amount due to a decrease in the level of interest rates.
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